                                                                                                  Exhibit 5.1

May 23, 2024

Orion Group Holdings, Inc.

12000 Aerospace, Suite 300

Houston, Texas 77034

Ladies and Gentlemen:

We have acted as counsel for Orion Group Holdings, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3, as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof in connection with the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $150,000,000 of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the “Preferred Stock”); (iii) warrants for the purchase of Common Stock or Preferred Stock or any combination of the foregoing (the “Warrants”); and (iv) rights to purchase one or more of the foregoing securities referred to in the foregoing clauses (i) through (iii) (the “Rights” and, together with the Common Stock, Preferred Stock, and Warrants, the “Securities”). We have also participated in the preparation of a Prospectus (the “Prospectus”) relating to the Securities, which is contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in and covered by supplements (each a “Prospectus Supplement”) to the Prospectus.

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement and the Prospectus, (iv) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, and (vi) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with the opinions hereinafter expressed, we have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remains in effect; (ii) any necessary prospectus supplements will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement to the Prospectus; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) the issuance of the Securities will not violate the organizational documents of the Company then in effect or any law, regulation, government or court-imposed order, restriction, agreement or instrument then binding on the Company; (vii) upon the issuance by the Company of any Securities that are shares of Common Stock or Preferred Stock, the total number of shares of Common Stock and Preferred Stock issued and outstanding, respectively, will not exceed the total number of shares thereof that the Company is then authorized to issue under its organizational documents; (viii) any Securities issuable upon conversion, exchange or exercise of any Preferred Stock, Warrants or Rights being offered will have been duly authorized, created and if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) the certificates for the Common Stock and Preferred Stock, when issued, will conform to the specimens thereof examined by us; and (x) each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

1.With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and non-assessable.

2.With respect to shares of any series of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series (the “Certificate of Designation”) of any new class of Preferred Stock with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.With respect to the Rights, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof, and related matters; (b) the agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company; and (c) the Rights or certificates representing the Rights have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Rights and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Rights will be legally issued and such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the federal Laws of the United States, the General Corporation Law of the State of Delaware. Opinions 3 and 4 above are subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Jones Walker LLP